PRESS RELEASE                                 SOURCE:  First Trust Advisors L.P.

FIRST TRUST ADVISORS L.P. ANNOUNCES PORTFOLIO MANAGER CALL FOR FEN, FIF, FEI, AND FPL

WHEATON, IL -- (BUSINESS WIRE) -- February 12, 2015 -- First Trust Advisors L.P. ("FTA") announced today that First Trust Energy Income and Growth Fund (NYSE
MKT: FEN), First Trust Energy Infrastructure Fund (NYSE: FIF), First Trust MLP and Energy Income Fund (NYSE: FEI) and First Trust New Opportunities MLP & Energy Income Fund (NYSE: FPL) intend to host a conference call with Energy Income Partners, LLC ("EIP"), the Funds' investment sub-advisor, on THURSDAY, FEBRUARY 26, 2015, AT 4:15 P.M. EASTERN TIME. The purpose of the call is to hear the Funds' portfolio management team provide an update for each Fund.

-- Dial-in Number: (866) 865-6631; International (706) 679-1727; and Passcode # 71586397. Please call 10 to 15 minutes before the scheduled start of the teleconference.

-- Telephone Replay: (855) 859-2056; International (404) 537-3406; and Passcode # 71586397. The replay will be available after the call until 11:59 P.M. Eastern Time on Saturday, March 28, 2015.

First Trust Advisors L.P., the Fund's investment advisor, along with its affiliate, First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management and financial advisory services, with collective assets under management or supervision of approximately $106 billion as of January 30, 2015, through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts.

Energy Income Partners, LLC ("EIP") provides advisory services to a number of investment companies and partnerships for the purpose of investing in MLPs and other energy infrastructure securities. EIP is one of the early investment advisors specializing in this area. As of December 31, 2014, EIP managed or supervised approximately $5.9 billion in client assets.

If you have questions about the Fund that you would like answered on the call, please email your questions to cefquestions@ftadvisors.com in advance of the call and refer to FEN, FIF, FEI, FPL, by Tuesday, February 24, 2015, 6:00 P.M. Eastern Time.

Past performance is no assurance of future results. Investment return and market value of an investment in the Funds will fluctuate. Shares, when sold, may be worth more or less than their original cost.

The Funds are designed for long-term investing and not as a vehicle for trading. Shares of closed-end investment companies frequently trade at a discount from their net asset value ("NAV"). The Funds cannot predict whether or when its common shares will trade at, below or above NAV or at, below or above the initial public offering price.

An investment in securities issued by MLPs, MLP-related entities and energy companies entails risks, including fluctuations in energy prices, decreases in the supply of or demand for energy commodities, increased government regulation, natural disasters, and various other risks.

FEN Risk Considerations:

Principal  Risk  Factors:  The  Fund  is  subject  to  various risks, including:
investment and market risk, energy sector risk, commodity pricing risk, depletion and exploration risk, regulatory risk, interest rate risk, affiliated party risk, catastrophe risk, terrorism/market disruption risk, MLP risk, cash flow risk, tax risk, equity securities risk, leverage risk, derivatives risk, portfolio turnover risk, restricted securities risk, liquidity risk, valuation risk, below investment grade securities risk, non-diversification, anti-takeover provisions, market discount from net asset value, inflation risk, currency risk, and non-U.S. risk.

FIF Risk Considerations:

Principal Risk Factors: The Fund is subject to various risks, including investment and market risk, management risk, current economic conditions, credit crisis liquidity and volatility risk, fixed-income securities risk, which includes issuer risk, interest rate risk, prepayment risk and reinvestment risk, credit and below-investment grade securities risk, short-selling risk, valuation risk, non-U.S. securities risk, emerging markets risk, leverage risk, derivatives risk, credit default swaps risk, non-U.S. government debt securities risk, distressed securities risk, counterparty and prime brokerage risk, market discount from net asset value risk, illiquid/restricted securities risk, market disruption and geopolitical risk, inflation/deflation risk, portfolio turnover risk, anti-takeover provisions risk, common stock risk, currency risk, and qualified dividend income tax risk.

FEI Risk Considerations:

Principal Risk Factors: The Fund is subject to various risks, including investment and market risk, market discount from net asset value risk, management risk and reliance on key personnel, potential conflicts of interest risk, investment concentration risk which includes commodity pricing risk, supply and demand risk, depletion and exploration risk, regulatory risk, interest rate risk, affiliated party risk, catastrophe risk, terrorism/market disruption risk, MLP risks, industry specific risk, cash flow risk, MLP and deferred tax risk, non-U.S. securities risk, currency risk, Canadian income equities risk, debt securities risk, prepayment risk, below investment-grade securities risk, leverage risk, derivatives risk, covered call options risk, equity securities risk, credit default swaps risk, portfolio turnover risk, competition risk, restricted securities risk, liquidity risk, valuation risk, non-diversification risk, anti-takeover provisions risk, and inflation risk.

FPL Risk Considerations:

The Fund is subject to risks, including the fact that it is a newly organized, non-diversified closed-end management investment company with no operating history. Principal Risk Factors: The Fund is subject to various risks, including investment and market risk, market discount from net asset value risk, management risk and reliance on key personnel, potential conflicts of interest risk, MLP risks, investment concentration risk, industry specific risk, energy utilities companies risk, cash flow risk, MLP and deferred tax risk, tax law change risk, non-U.S. securities risk, equity securities risk, Canadian income equities risk, debt securities risk, below investment grade securities risk, leverage risk, covered call options risk, interest rate swaps risk, competition risk, restricted securities risk, liquidity risk, valuation risk, interest rate risk, recent market and economic developments risk, non-diversification risk, anti-takeover provisions risk, and inflation risk.

The risks of investing in each Fund are spelled out in the prospectus, shareholder reports and other regulatory filings.

The Funds' daily closing prices and net asset values per share as well as other information can be found at www.ftportfolios.com or by calling (800) 988-5891.

CONTACT: JEFF MARGOLIN - (630) 915-6784

----------------------------

Source:  First Trust Advisors L.P.